Exhibit 99.1

ELECTRONIC ARTS REPORTS

Q1 FY14 FINANCIAL RESULTS

Q1 Non-GAAP Net Revenue and EPS Results Exceed Guidance
Q1 Non-GAAP Digital Net Revenue Up 17% Versus Prior Year
EA Signs Publishing Agreement with TenCent for FIFA Online 3 in China
EA Received 116 Awards from Over 220 Industry Nominations at E3

REDWOOD CITY, CA - July 23, 2013 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its first fiscal quarter ended June 30, 2013.

“EA had a solid quarter driven by continued digital growth and disciplined cost management,” said Executive Chairman Larry Probst. “We are also executing on a clear set of goals for leadership on mobile, PC, current and next generation consoles.”

“EA delivered first quarter EPS above our guidance through a combination of revenue growth, phasing of expenses, and cost control,” said Chief Financial Officer Blake Jorgensen. “We are reaffirming our annual non-GAAP guidance of $4 billion net revenue and $1.20 earnings per share.”

This release, along with ongoing updates regarding EA’s business, is available on EA’s blog at http://ea.com/news.

Selected Operating Highlights and Metrics:
*On a non-GAAP basis

•	EA was the #1 publisher in Western retail markets in calendar year 2013, and the #4 global publisher in the iOS game market in the June quarter.

•
EA received 116 E3 awards from over 220 industry nominations, including 8 out of 15 awards from the official E3 Game Critics. Battlefield 4™ won a total of 21 awards at E3, including GameSpot’s Best of E3 award, Need for Speed™ Rivals was named Best Racing Game, and NHL® 14 took the honors for Best Sports Game. Titanfall™ from Respawn Entertainment won six major awards, including Best of Show, Best Original Game, Best Console Game, Best PC Game, Best Action Game and Best Online Multiplayer.

•	The Simpsons™: Tapped Out recorded its highest revenue quarter* in Q1 since launching in August 2012.

•	EA’s mobile and handheld digital revenue generated $103 million* in the quarter, a 30% year-over-year increase in digital net revenue.

•	Real Racing™ 3, the #1 racing title on iOS, has generated more than 45 million downloads, and has averaged over 2 million daily active users since launching in March.

•	The Battlefield 3™ Premium community continues to grow with over 4 million members to date.

•	FIFA 13 digital net revenue topped $70 million* in the quarter, a 92% increase versus FIFA 12 in Q1 FY 2013.

•	FIFA Online 3 digital net revenue in grew 88%* in the first quarter compared FIFA Online 2 in the prior year, and was the #1 online sports game in Korea based on revenue and traffic.

•	EA signs publishing agreement with TenCent for FIFA Online 3 in China, with details to be announced in an upcoming joint press release from EA and TenCent.

•	EA’s Origin™ platform for downloading digital games has registered over 50 million users, including 22 million mobile users.

•	Trailing twelve-month non-GAAP digital net revenue was up 28% to a record $1.72 billion*.

Q1 Financial Highlights:

For the quarter, non-GAAP net revenue of $495 million was above our guidance of $450 million. Non-GAAP diluted loss per share of ($0.40) was above our guidance of ($0.62).

(in millions of $, except per share amounts)	Quarter Ended 6/30/13	Quarter Ended 6/30/12
GAAP Digital Net Revenue	$482	$342
GAAP Publishing Packaged Goods and Other Net Revenue	452	592
GAAP Distribution Packaged Goods Net Revenue	15	21
GAAP Total Net Revenue	$949	$955

Non-GAAP Digital Net Revenue	$378	$324
Non-GAAP Publishing Packaged Goods and Other Net Revenue	102	146
Non-GAAP Distribution Packaged Goods Net Revenue	15	21
Non-GAAP Total Net Revenue	$495	$491

GAAP Net Income	$222	$201
Non-GAAP Net Loss	(121)	(130)
GAAP Diluted Earnings Per Share	0.71	0.63
Non-GAAP Diluted Loss Per Share	(0.40)	(0.41)

Cash Used in Operations	$(248)	$(244)

Trailing Twelve Month (TTM) Financial Highlights:

(in millions of $)	TTM Ended 6/30/13	TTM Ended 6/30/12
GAAP Net Revenue	$3,791	$4,099
GAAP Net Income	119	56
Non-GAAP Net Revenue	3,797	4,153
Non-GAAP Net Income	273	277

Cash Provided by Operations	$320	$307

Business Outlook as of July 23, 2013

The following forward-looking statements, as well as those made above, reflect expectations as of July 23, 2013. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2014 Expectations - Ending March 31, 2014

•	GAAP net revenue is expected to be approximately $3.50 billion.

•	Non-GAAP net revenue is expected to be approximately $4.00 billion.

•	GAAP diluted loss per share is expected to be approximately ($0.98).

•	Non-GAAP diluted earnings per share is expected to be approximately $1.20.

•	The Company estimates a share count of 315 million for purposes of calculating fiscal year 2014 diluted earnings per share, and 308 million for diluted loss per share.

•	Expected non-GAAP net income excludes the following from expected GAAP net loss:

◦	Non-GAAP net revenue is expected to be approximately $500 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (online-enabled games);

◦	Approximately $150 million of stock-based compensation;

◦	Approximately $82 million of acquisition-related expenses;

◦	Approximately $4 million of restructuring charges;

◦	Approximately $20 million from the amortization of debt discount; and

◦	Non-GAAP tax expense is expected to be approximately $76 million higher than GAAP tax expense.

Second Quarter Fiscal Year 2014 Expectations - Ending September 30, 2013

•	GAAP net revenue is expected to be approximately $625 million.

•	Non-GAAP net revenue is expected to be approximately $975 million.

•	GAAP diluted loss per share is expected to be approximately ($1.22).

•	Non-GAAP diluted earnings per share is expected to be approximately $0.12.

•	The Company estimates a share count of 316 million for purposes of calculating second quarter fiscal year 2014 diluted earnings per share, and 308 million for diluted loss per share.

•	Expected non-GAAP net loss excludes the following from expected GAAP net income:

◦	Non-GAAP net revenue is expected to be approximately $350 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (online-enabled games);

◦	Approximately $40 million of stock-based compensation;

◦	Approximately $20 million of acquisition-related expenses;

◦	Approximately $1 million of restructuring charges;

◦	Approximately $5 million from the amortization of debt discount; and

◦	Non-GAAP tax expense is expected to be $3 million higher than GAAP tax expense.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on July 23, 2013 at 2:00 pm PT (5:00 pm ET) to review its results for the fiscal quarter ended June 30, 2013 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 773-799-3213 (domestic) or 888-677-1083 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until August 6, 2013 at the following number: 203-369-0099 (domestic) or 866-356-3373 (international). A webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

▪	Acquisition-related expenses

▪	Amortization of debt discount

▪	Certain non-recurring litigation expenses

▪	Change in deferred net revenue (online-enabled games)

▪	Loss (gain) on strategic investments

▪	Restructuring charges

▪	Stock-based compensation

▪	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicate there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets (including goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management will exclude the effect of this amortization when evaluating the Company’s operating performance and the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Certain non-recurring litigation expenses. During the fourth quarter of fiscal 2012, Electronic Arts recognized a $27 million expense related to a settlement of a litigation matter. This significant non-recurring litigation expense is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this expense when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Change in Deferred Net Revenue (Online-enabled Games). The majority of our software games can be connected to the Internet whereby a consumer may be able to download unspecified content or updates on a when-and-if-available basis (“unspecified updates”) for use with the original game software. In addition, we may also offer an online matchmaking service that permits consumers to play against each other via the Internet. GAAP requires us to account for the consumer’s right to receive unspecified updates or the matchmaking service for no additional fee as a “bundled” sale, or multiple-element arrangement. Electronic Arts is not able to objectively determine the fair value of these unspecified updates or online services included in certain of its online-enabled games. As a result, the Company recognizes the revenue from the sale of these online-enabled games on a straight-line basis over the estimated offering period. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to online-enabled games in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons between periods in understanding our underlying sales performance for the period, and (2) understanding our operations because all related costs of revenue are expensed as incurred instead of deferred and recognized ratably.

Loss (gain) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team.  Prior to April 1, 2013, a 28 percent tax rate was applied to its non-GAAP financial results.  Based on a re-evaluation of its fixed, long-term projected tax rate, beginning in fiscal year 2014, the Company has applied a tax rate of 25 percent to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measures to non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2014 guidance information under the heading “Business Outlook”, contain forward-looking statements that are subject to change.  Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

These forward-looking statements are current as of July 23, 2013. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended June 30, 2013.

About Electronic Arts

Electronic Arts (NASDAQ:EA) is a global leader in digital interactive entertainment. The Company’s game franchises are offered as both packaged goods products and online services delivered through Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 300 million registered players and operates in 75 countries. In fiscal year 2013, EA posted GAAP net revenue of $3.8 billion. Headquartered in Redwood City, California, EA is recognized for critically acclaimed, high-quality blockbuster franchises such as The Sims™, Madden NFL, FIFA Soccer, Need for Speed™, Battlefield™, and Mass Effect™. More information about EA is available at http://info.ea.com.

For additional information, please contact:

Rob Sison	Jeff Brown
Vice President, Investor Relations	Senior Vice President, Corporate Communications
650-628-7787	650-628-7922
rsison@ea.com	jbrown@ea.com

EA SPORTS, Origin, The Sims, Real Racing, Need for Speed, Mass Effect, Battlefield, Battlefield 3 and Battlefield 4 are trademarks of Electronic Arts Inc and its subsidiaries. The Simpsons TM & © 2012 Twentieth Century Fox Film Corporation. All Rights Reserved. Titanfall is a trademark of Respawn Entertainment, LLC. John Madden, NFL, NHL and FIFA are the property of their respective owners and used with permission.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended June 30,
	2013	2012
Net revenue
Product	$543	$702
Service and other	406	253
Total net revenue	949	955
Cost of revenue
Product	130	132
Service and other	64	73
Total cost of revenue	194	205
Gross profit	755	750
Operating expenses:
Marketing and sales	147	151
General and administrative	85	88
Research and development	278	282
Acquisition-related contingent consideration	7	(20)
Amortization of intangibles	4	7
Restructuring and other	1	27
Total operating expenses	522	535
Operating income	233	215
Interest and other income (expense), net	(5)	(5)
Income before provision for income taxes	228	210
Provision for income taxes	6	9
Net income	$222	$201
Earnings per share
Basic	$0.73	$0.63
Diluted	$0.71	$0.63
Number of shares used in computation
Basic	304	317
Diluted	312	320

Non-GAAP Results (in millions, except per share data)
The following tables reconcile the Company’s net income and earnings per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net loss and non-GAAP loss per share.

	Three Months Ended June 30,
	2013	2012
Net income	$222	$201
Acquisition-related expenses	26	2
Amortization of debt discount	5	5
Change in deferred net revenue (online-enabled games)	(454)	(464)
Restructuring and other	1	27
Stock-based compensation	33	39
Income tax adjustments	46	60
Non-GAAP net loss	$(121)	$(130)
Non-GAAP loss per share
Basic and diluted	$(0.40)	$(0.41)
Number of shares used in Non-GAAP computation
Basic and diluted	304	317

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	June 30, 2013	March 31, 2013 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,056	$1,292
Short-term investments	355	388
Receivables, net of allowances of $160 and $200, respectively	120	312
Inventories	41	42
Deferred income taxes, net	51	52
Other current assets	261	239
Total current assets	1,884	2,325
Property and equipment, net	537	548
Goodwill	1,722	1,721
Acquisition-related intangibles, net	234	253
Deferred income taxes, net	50	53
Other assets	178	170
TOTAL ASSETS	$4,605	$5,070
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48	$136
Accrued and other current liabilities	588	737
Deferred net revenue (online-enabled games)	590	1,044
Total current liabilities	1,226	1,917
0.75% convertible senior notes due 2016, net	564	559
Income tax obligations	201	205
Deferred income taxes, net	1	1
Other liabilities	121	121
Total liabilities	2,113	2,803
Common stock	3	3
Paid-in capital	2,190	2,174
Retained earnings	243	21
Accumulated other comprehensive income	56	69
Total stockholders’ equity	2,492	2,267
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,605	$5,070
(a) Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended June 30,
	2013	2012
OPERATING ACTIVITIES
Net income	$222	$201
Adjustments to reconcile net income to net cash used in operating activities:
Acquisition-related contingent consideration	7	(20)
Depreciation, amortization and accretion, net	56	56
Non-cash restructuring charges	—	7
Stock-based compensation	33	39
Change in assets and liabilities:
Receivables, net	192	254
Inventories	1	(2)
Other assets	(30)	(29)
Accounts payable	(82)	(157)
Accrued and other liabilities	(195)	(119)
Deferred income taxes, net	2	(10)
Deferred net revenue (online-enabled games)	(454)	(464)
Net cash used in operating activities	(248)	(244)
INVESTING ACTIVITIES
Capital expenditures	(29)	(31)
Proceeds from maturities and sales of short-term investments	133	128
Purchase of short-term investments	(101)	(137)
Acquisition of subsidiaries, net of cash acquired	(5)	—
Net cash used in investing activities	(2)	(40)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	22	—
Repurchase and retirement of common stock	—	(71)
Acquisition-related contingent consideration payment	(1)	(1)
Net cash provided by (used in) financing activities	21	(72)
Effect of foreign exchange on cash and cash equivalents	(7)	(18)
Decrease in cash and cash equivalents	(236)	(374)
Beginning cash and cash equivalents	1,292	1,293
Ending cash and cash equivalents	$1,056	$919

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY13	FY13	FY13	FY13	FY14	Change
QUARTERLY RECONCILIATION OF RESULTS
Net Revenue
GAAP net revenue	$955	$711	$922	$1,209	$949	(1%)
Change in deferred net revenue (online-enabled games)	(464)	369	260	(169)	(454)
Non-GAAP net revenue	$491	$1,080	$1,182	$1,040	$495	1%
Gross Profit
GAAP gross profit	$750	$266	$493	$900	$755	1%
Acquisition-related expenses	15	14	23	41	15
Change in deferred net revenue (online-enabled games)	(464)	369	260	(169)	(454)
Stock-based compensation	1	—	—	1	—
Non-GAAP gross profit	$302	$649	$776	$773	$316	5%
GAAP gross profit % (as a % of GAAP net revenue)	79%	37%	53%	74%	80%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	62%	60%	66%	74%	64%
Operating Income (Loss)
GAAP operating income (loss)	$215	$(364)	$(39)	$309	$233	8%
Acquisition-related expenses	2	21	(15)	51	26
Change in deferred net revenue (online-enabled games)	(464)	369	260	(169)	(454)
Restructuring and other	27	(2)	2	—	1
Stock-based compensation	39	44	39	42	33
Non-GAAP operating income (loss)	$(181)	$68	$247	$233	$(161)	11%
GAAP operating income (loss) % (as a % of GAAP net revenue)	23%	(51%)	(4%)	26%	25%
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	(37%)	6%	21%	22%	(33%)
Net Income (Loss)
GAAP net income (loss)	$201	$(381)	$(45)	$323	$222	10%
Acquisition-related expenses	2	21	(15)	51	26
Amortization of debt discount	5	5	5	5	5
Change in deferred net revenue (online-enabled games)	(464)	369	260	(169)	(454)
Gain on strategic investments	—	—	(14)	(25)	—
Restructuring and other	27	(2)	2	—	1
Stock-based compensation	39	44	39	42	33
Income tax adjustments	60	(7)	(56)	(58)	46
Non-GAAP net income (loss)	$(130)	$49	$176	$169	$(121)	7%
GAAP net income (loss) % (as a % of GAAP net revenue)	21%	(54%)	(5%)	27%	23%
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	(26%)	5%	15%	16%	(24%)
Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$0.63	$(1.21)	$(0.15)	$1.05	$0.71	13%
Non-GAAP earnings (loss) per share	$(0.41)	$0.15	$0.57	$0.55	$(0.40)	2%

Number of diluted shares used in computation
GAAP	320	316	304	307	312
Non-GAAP	317	318	308	307	304

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY13	FY13	FY13	FY13	FY14	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Geography Net Revenue
North America	450	329	409	513	395	(12%)
International	505	382	513	696	554	10%
Total GAAP Net Revenue	955	711	922	1,209	949	(1%)
North America	(265)	179	80	(76)	(190)
International	(199)	190	180	(93)	(264)
Change In Deferred Net Revenue (Online-Enabled Games)	(464)	369	260	(169)	(454)
North America	185	508	489	437	205	11%
International	306	572	693	603	290	(5%)
Total Non-GAAP Net Revenue	491	1,080	1,182	1,040	495	1%
North America	47%	46%	44%	42%	42%
International	53%	54%	56%	58%	58%
Total GAAP Net Revenue %	100%	100%	100%	100%	100%
North America	38%	47%	41%	42%	41%
International	62%	53%	59%	58%	59%
Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition
Publishing and Other	592	365	568	730	452	(24%)
Wireless, Internet-derived, and Advertising (Digital)	342	324	321	453	482	41%
Distribution	21	22	33	26	15	(29%)
Total GAAP Net Revenue	955	711	922	1,209	949	(1%)
Publishing and Other	(446)	379	174	(334)	(350)
Wireless, Internet-derived, and Advertising (Digital)	(18)	(10)	86	165	(104)
Change In Deferred Net Revenue (Online-Enabled Games)	(464)	369	260	(169)	(454)
Publishing and Other	146	744	742	396	102	(30%)
Wireless, Internet-derived, and Advertising (Digital)	324	314	407	618	378	17%
Distribution	21	22	33	26	15	(29%)
Total Non-GAAP Net Revenue	491	1,080	1,182	1,040	495	1%
Publishing and Other	62%	51%	62%	60%	48%
Wireless, Internet-derived, and Advertising (Digital)	36%	46%	35%	38%	51%
Distribution	2%	3%	3%	2%	1%
Total GAAP Net Revenue %	100%	100%	100%	100%	100%
Publishing and Other	30%	69%	63%	38%	21%
Wireless, Internet-derived, and Advertising (Digital)	66%	29%	34%	59%	76%
Distribution	4%	2%	3%	3%	3%
Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY13	FY13	FY13	FY13	FY14	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Platform Net Revenue
Xbox 360	292	204	277	379	256	(12%)
PLAYSTATION 3	267	150	289	404	238	(11%)
Wii	8	17	20	5	3	(63%)
PlayStation 2	2	6	3	2	1	(50%)
Total Consoles	569	377	589	790	498	(12%)
Mobile	69	75	86	109	113	64%
PlayStation Handhelds	10	14	15	20	12	20%
Nintendo Handhelds	9	8	9	9	9	-
Total Mobile and Handhelds	88	97	110	138	134	52%
PC	276	214	186	252	298	8%
Other	22	23	37	29	19	(14%)
Total GAAP Net Revenue	955	711	922	1,209	949	(1%)
Xbox 360	(186)	144	72	(105)	(148)
PLAYSTATION 3	(183)	222	95	(170)	(159)
Wii	(5)	—	—	(1)	—
PlayStation 2	(1)	1	—	—	—
Mobile	9	13	13	(4)	(9)
PlayStation Handhelds	(4)	7	11	(13)	(8)
Nintendo Handhelds	(4)	(2)	13	(3)	(7)
PC	(90)	(16)	56	127	(123)
Change in Deferred Net Revenue (Online-Enabled Games)	(464)	369	260	(169)	(454)
Xbox 360	106	348	349	274	108	2%
PLAYSTATION 3	84	372	384	234	79	(6%)
Wii	3	17	20	4	3	-
PlayStation 2	1	7	3	2	1	-
Total Consoles	194	744	756	514	191	(2%)
Mobile	78	88	99	105	104	33%
PlayStation Handhelds	6	21	26	7	4	(33%)
Nintendo Handhelds	5	6	22	6	2	(60%)
Total Mobile and Handhelds	89	115	147	118	110	24%
PC	186	198	242	379	175	(6%)
Other	22	23	37	29	19	(14%)
Total Non-GAAP Net Revenue	491	1,080	1,182	1,040	495	1%
Xbox 360	31%	29%	30%	31%	27%
PLAYSTATION 3	28%	21%	32%	34%	25%
Wii	1%	2%	2%	—	—
PlayStation 2	—	1%	—	—	—
Total Consoles	60%	53%	64%	65%	52%
Mobile	7%	11%	9%	9%	12%
PlayStation Handhelds	1%	2%	2%	2%	1%
Nintendo Handhelds	1%	1%	1%	1%	1%
Total Mobile and Handhelds	9%	14%	12%	12%	14%
PC	29%	30%	20%	21%	32%
Other	2%	3%	4%	2%	2%
Total GAAP Net Revenue %	100%	100%	100%	100%	100%
Xbox 360	22%	32%	30%	26%	22%
PLAYSTATION 3	17%	34%	32%	23%	16%
Wii	1%	2%	2%	—	1%
PlayStation 2	—	1%	—	—	—
Total Consoles	40%	69%	64%	49%	39%
Mobile	16%	8%	8%	10%	21%
PlayStation Handhelds	1%	2%	2%	1%	1%
Nintendo Handhelds	1%	1%	2%	1%	—
Total Mobile and Handhelds	18%	11%	12%	12%	22%
PC	38%	18%	21%	36%	35%
Other	4%	2%	3%	3%	4%
Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY13	FY13	FY13	FY13	FY14	Change
CASH FLOW DATA
Operating cash flow	(244)	(28)	363	233	(248)	(2%)
Operating cash flow - TTM	307	490	378	324	320	4%
Capital expenditures	31	25	25	25	29	(6%)
Capital expenditures - TTM	171	144	125	106	104	(39%)
BALANCE SHEET DATA
Cash and cash equivalents	919	871	1,158	1,292	1,056	15%
Short-term investments	444	351	275	388	355	(20%)
Marketable equity securities	76	93	59	—	—	(100%)
Receivables, net	111	643	382	312	120	8%
Inventories	60	71	59	42	41	(32%)
Deferred net revenue (online-enabled games)
End of the quarter	584	953	1,213	1,044	590
Less: Beginning of the quarter	1,048	584	953	1,213	1,044
Change in deferred net revenue (online-enabled games)	(464)	369	260	(169)	(454)
STOCK-BASED COMPENSATION
Cost of goods sold	1	—	—	1	—
Marketing and sales	7	9	7	7	7
General and administrative	10	9	7	12	6
Research and development	21	26	25	22	20
Total Stock-Based Compensation	39	44	39	42	33